April 2024

Pricing Supplement No. 1,958
Registration Statement Nos. 333-275587; 333-275587-01
Dated April 22, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Callable Contingent Income Securities due October 27, 2025

Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund (which we refer to together as the “underlying shares”) on the related observation date is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level. If the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares on any observation date, we will pay no interest for the related monthly period. In addition, beginning on July 25, 2024, we will redeem the securities on any monthly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. At maturity, if the securities have not previously been redeemed and if the final share price of each of the underlying shares is greater than or equal to 70% of its respective initial share price, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final share price of any of the underlying shares is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any of the underlying shares and also the risk of not receiving any monthly coupons during the entire 1.5-year term of the securities. Because payments on the securities are based on the worst performing of the underlying shares, a decline beyond the respective coupon barrier level and/or respective downside threshold level, as applicable, of any of the underlying shares will result in few or no contingent monthly coupons and/or a significant loss of your investment, as applicable, even if the other underlying shares have appreciated or have not declined as much. Investors will not participate in any appreciation in any of the underlying shares. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest if any of the underlying shares closes below the coupon barrier level for such underlying shares on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Global X Lithium & Battery Tech ETF (the “LIT Shares”), SPDR® S&P MidCap 400® ETF Trust (the “MDY Shares”) and Utilities Select Sector SPDR® Fund (the “XLU Shares”)
Aggregate principal amount:	$1,057,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	April 22, 2024
Original issue date:	April 25, 2024 (3 business days after the pricing date)
Maturity date:	October 27, 2025
Call feature:

Beginning on July 25, 2024, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. No further payments will be made on the securities once they have been redeemed.

Contingent monthly coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 13.25% (corresponding to approximately $11.042 per month per security) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$974.80 per security. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$1,057,000	$2,642.50	$1,054,357.50

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 37.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023  Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent monthly coupon otherwise due with respect to the related observation date.
Redemption dates:

Beginning on July 25, 2024, monthly. See “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.

Initial share price:

With respect to the LIT Shares: $42.33, which is the closing price of such underlying shares on the pricing date

With respect to the MDY Shares: $523.50, which is the closing price of such underlying shares on the pricing date

With respect to the XLU Shares: $66.03, which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the respective closing price on the final observation date multiplied by the applicable adjustment factor on such day
Determination closing price:	With respect to each of the underlying shares, on any trading day, the closing price of such underlying shares on such day multiplied by the applicable adjustment factor on such day
Worst performing underlying shares:	The underlying shares with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each of the underlying shares, final share price divided by the initial share price
Coupon barrier level:

With respect to the LIT Shares: $29.631, which is 70% of the initial share price for such underlying shares

With respect to the MDY Shares: $366.45, which is 70% of the initial share price for such underlying shares

With respect to the XLU Shares: $46.221, which is 70% of the initial share price for such underlying shares

Downside threshold level:

With respect to the LIT Shares: $29.631, which is 70% of the initial share price for such underlying shares

With respect to the MDY Shares: $366.45, which is 70% of the initial share price for such underlying shares

With respect to the XLU Shares: $46.221, which is 70% of the initial share price for such underlying shares

Coupon payment dates:

Monthly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to October 22, 2025 as the final observation date.

Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
CUSIP / ISIN:	61776LYS0 / US61776LYS05
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Coupon Payment Dates and Redemption Dates

Observation Dates	Coupon Payment Dates / Redemption Dates
May 22, 2024	May 28, 2024*
June 24, 2024	June 27, 2024*
July 22, 2024	July 25, 2024
August 22, 2024	August 27, 2024
September 23, 2024	September 26, 2024
October 22, 2024	October 25, 2024
November 22, 2024	November 27, 2024
December 23, 2024	December 27, 2024
January 22, 2025	January 27, 2025
February 24, 2025	February 27, 2025
March 24, 2025	March 27, 2025
April 22, 2025	April 25, 2025
May 22, 2025	May 28, 2025
June 23, 2025	June 26, 2025
July 22, 2025	July 25, 2025
August 22, 2025	August 27, 2025
September 22, 2025	September 25, 2025
October 22, 2025 (final observation date)	October 27, 2025 (maturity date)

*The securities are not subject to early redemption until the third coupon payment date, which is July 25, 2024.

April 2024  Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Investment Overview

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due October 27, 2025 Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund (which we refer to together as the “underlying shares”) is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire 1.5-year term of the securities. Even if each of the underlying shares were to close at or above the coupon barrier level for such underlying shares on some monthly observation dates, the price of any of the underlying shares may fluctuate below the respective coupon barrier level on others. In addition, even if one of the underlying shares were to be at or above the coupon barrier level for such underlying shares on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which the other underlying shares are also at or above their respective coupon barrier levels for such underlying shares, if any. In addition, beginning on July 25, 2024, we will redeem the securities on any monthly redemption date, for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. At maturity, if the securities have not been previously redeemed and if the final share price of each of the underlying shares is greater than or equal to 70% of the respective initial share price, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final share price of any of the underlying shares is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any of the underlying shares and also the risk of not receiving any monthly coupons throughout the entire term of the securities.

Maturity:	Approximately 1.5 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent monthly coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 13.25% (corresponding to approximately $11.042 per month per security) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Early redemption:

Beginning on July 25, 2024, we will redeem the securities on any monthly redemption date for an early redemption payment equal to the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying shares. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities.

April 2024  Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

As such, we will be more likely to redeem the securities when the determination closing price of each of the underlying shares on the observation dates is at or above its respective coupon barrier level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any of the underlying shares is below its respective coupon barrier level and/or when the final share price of any of the underlying shares is expected to be below the downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

April 2024  Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $974.80.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2024  Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the determination closing price of each of the underlying shares is at or above 70% of its initial share price, which we refer to as the respective coupon barrier level, on the related observation date. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest if any of the underlying shares closes below the coupon barrier level for such underlying shares on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity and contingent monthly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed based on the output of a risk neutral valuation model, the contingent monthly coupon may be payable with respect to none of, or some but not all of, the monthly periods, and the payment at maturity may be less than 70% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any of the underlying shares.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that the securities are redeemed prior to the maturity date on one of the monthly redemption dates, starting on July 25, 2024, three months after the original issue date, based on the output of a risk neutral valuation model, for the redemption payment equal to the stated principal amount plus any contingent monthly coupon with respect to the relevant observation date, as applicable. Prior to the early redemption, each of the underlying shares closes at or above its respective coupon barrier level on some or all of the monthly observation dates. In this scenario, investors receive the contingent monthly coupon with respect to each such observation date, but not for the monthly periods for which one or more of the underlying shares close(s) below the respective coupon barrier level on the related observation date. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that the securities are not redeemed on any of the monthly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each of the underlying shares closes at or above its respective coupon barrier level on some monthly observation dates, but one or more of the underlying shares close(s) below the respective coupon barrier level(s) for such underlying shares on the others. Investors will receive the contingent monthly coupon for the monthly periods for which the determination closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which one or more of the underlying shares close(s) below the respective coupon barrier level(s) on the related observation date. On the final observation date, each of the underlying shares closes at or above its downside threshold level. At maturity, investors receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that the securities are not redeemed on any of the monthly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or more of the underlying shares close(s) below the respective coupon barrier level(s) on every monthly observation date. Since one or more of the underlying shares close(s) below the respective coupon barrier level(s) on every monthly observation date, investors do not receive any contingent monthly coupon. On the final observation date, one or more of the underlying shares close(s) below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

April 2024  Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Underlyings Summary

Global X Lithium & Battery Tech ETF

The Global X Lithium & Battery Tech ETF is an exchange-traded fund of Global X Funds® (the “Global X Trust”), a registered investment company, that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Solactive Global Lithium Index. The LIT Shares invest at least 80% of its total assets in the securities of the Solactive Global Lithium Index and in American Depositary Receipts and Global Depositary Receipts based on the securities in the Solactive Global Lithium Index. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Global X Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-151713 and 811-22209, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Global X Lithium & Battery Tech ETF is accurate or complete.

Information as of market close on April 22, 2024:

Bloomberg Ticker Symbol:	LIT UP
Current Share Price:	$42.33
52 Weeks Ago:	$60.43
52 Week High (on 7/13/2023):	$68.84
52 Week Low (on 2/5/2024):	$39.45

This document relates only to the securities referenced hereby and does not relate to the LIT Shares. We have derived all disclosures contained in this document regarding the Global X Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Global X Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Global X Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the LIT Shares (and therefore the price of the LIT Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Global X Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the LIT Shares.

We and/or our affiliates may presently or from time to time engage in business with the Global X Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Global X Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the LIT Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Global X Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the LIT Shares.

“Global X Funds®” is a trademark of the Global X Trust. The securities are not sponsored, endorsed, sold, or promoted by the Global X Trust and Global X Trust makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The Global X Trust has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Solactive Global Lithium Index. The Solactive Global Lithium Index is a modified market capitalization-based index that is designed to track the performance of the largest and most liquid listed companies active in exploration and/or mining of lithium or the production of lithium batteries. As of April 2024, the Solactive Global Lithium Index included 40 component stocks concentrated in the chemicals, industrials and materials sectors.

April 2024  Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

SPDR® S&P MidCap 400® ETF Trust

The SPDR® S&P MidCap 400® ETF Trust (the “Trust”) is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P MidCap 400® Index. The S&P MidCap 400® Index was developed by S&P® Dow Jones Indices LLC as a performance benchmark for the medium capitalization segment of the U.S. equities markets. PDR Services, LLC acts as the sponsor and State Street Global Advisors (“SSGA”) acts as the marketing agent for the SPDR® S&P Midcap 400® ETF Trust. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-89088 and 811-08972, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P MidCap 400® ETF Trust is accurate or complete.

Information as of market close on April 22, 2024:

Bloomberg Ticker Symbol:	MDY UP
Current Share Price:	$523.50
52 Weeks Ago:	$456.18
52 Week High (on 3/28/2024):	$556.40
52 Week Low (on 10/27/2023):	$425.08

This document relates only to the securities referenced hereby and does not relate to the MDY Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MDY Shares (and therefore the price of the MDY Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the MDY Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the MDY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the MDY Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 400®,” “Standard & Poor’s MidCap 400® Index” and “S&P MidCap Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P MidCap 400® Index. The S&P MidCap 400® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets by tracking the stock price movement of 400 companies with mid-sized market capitalizations. Component stocks of the S&P MidCap 400® Index are required to have a total company level market capitalization that reflects approximately the 85th – 93rd percentile of the S&P® Total Market Index. The S&P MidCap 400® Index measures the relative performance of the 400 constituent stocks as of a particular time as compared to the common stocks of 400 similar companies on the base date of June 28, 1991. The S&P MidCap 400® Index does not overlap holdings with the S&P 500® Index or the S&P SmallCap 600® Index. For additional information about the S&P MidCap 400® Index, see the information set forth under “S&P® U.S. Indices—S&P MidCap 400® Index” in the accompanying index supplement.

April 2024  Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Select Sector Trust”), a registered investment company. The Select Sector Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Select Sector Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Utilities Select Sector SPDR® Fund is accurate or complete.

Information as of market close on April 22, 2024:

Bloomberg Ticker Symbol:	XLU UP
Current Share Price:	$66.03
52 Weeks Ago:	$69.97
52 Week High (on 4/24/2023):	$69.97
52 Week Low (on 10/2/2023):	$56.19

This document relates only to the securities referenced hereby and does not relate to the XLU Shares.  We have derived all disclosures contained in this document regarding the Select Sector Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Select Sector Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Select Sector Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we priced the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Select Sector Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Select Sector Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Select Sector Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a purchaser of the securities, you should undertake an independent investigation of the Select Sector Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Select Sector Trust. S&P®, S&P® Global Inc. and the Select Sector Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Select Sector Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

April 2024  Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each of the underlying shares on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each of the underlying shares on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial share price, coupon barrier level and downside threshold level for each of the underlying shares are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

If, on any observation date, the determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 13.25% (corresponding to approximately $11.042 per month per security*) on the related contingent coupon payment date.

If, on any observation date, the determination closing price of any of the underlying shares is less than the coupon barrier level for such underlying shares, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Call Feature:

Beginning on July 25, 2024, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Payment at Maturity (if the securities have not been redeemed early):

If the final share price of each of the underlying shares is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final share price of any of the underlying shares is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the LIT Shares: $40.00 With respect to the MDY Shares: $500.00 With respect to the XLU Shares: $60.00
Hypothetical Coupon Barrier Level:

With respect to the LIT Shares: $28.00, which is 70% of the hypothetical initial share price for such underlying shares

With respect to the MDY Shares: $350.00, which is 70% of the hypothetical initial share price for such underlying shares

With respect to the XLU Shares: $42.00, which is 70% of the hypothetical initial share price for such underlying shares

Hypothetical Downside Threshold Level:

With respect to the LIT Shares: $28.00, which is 70% of the hypothetical initial share price for such underlying shares

With respect to the MDY Shares: $350.00, which is 70% of the hypothetical initial share price for such underlying shares

With respect to the XLU Shares: $42.00, which is 70% of the hypothetical initial share price for such underlying shares

*The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $11.042 is used in these examples for ease of analysis.

April 2024  Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Determination Closing Price		Contingent Monthly Coupon
	LIT Shares	MDY Shares	XLU Shares
Hypothetical Observation Date 1	$50.00 (at or above coupon barrier level)	$610.00 (at or above coupon barrier level)	$66.00 (at or above coupon barrier level)	$11.042
Hypothetical Observation Date 2	$35.00 (at or above coupon barrier level)	$325.00 (below coupon barrier level)	$35.00 (below coupon barrier level)	$0
Hypothetical Observation Date 3	$17.50 (below coupon barrier level)	$450.00 (at or above coupon barrier level)	$72.00 (at or above coupon barrier level)	$0
Hypothetical Observation Date 4	$13.00 (below coupon barrier level)	$200.00 (below coupon barrier level)	$28.00 (below coupon barrier level)	$0

On hypothetical observation date 1, the LIT Shares, the MDY Shares and the XLU Shares all close at or above their respective coupon barrier levels. Therefore a contingent monthly coupon of $11.042 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one of the underlying shares closes at or above its coupon barrier level but one or both of the other underlying shares close(s) below their respective coupon barrier level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Share Price		Payment at Maturity
	LIT Shares	MDY Shares	XLU Shares
Example 1:	$55.00 (at or above the downside threshold level and coupon barrier level)	$625.00 (at or above the downside threshold level and coupon barrier level)	$85.00 (at or above the downside threshold level and coupon barrier level)	$1,011.042 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	$37.50 (at or above the downside threshold level)	$200.00 (below the downside threshold level)	$57.00 (at or above the downside threshold level)	$1,000 × share performance factor of the worst performing underlying shares = $1,000 × ($200.00 / $500.00) = $400
Example 3:	$16.00 (below the downside threshold level)	$400.00 (at or above the downside threshold level)	$27.00 (below the downside threshold level)	$1,000 × ($16.00 / $40.00) = $400
Example 4:	$12.00 (below the downside threshold level)	$200.00 (below the downside threshold level)	$24.00 (below the downside threshold level)	$1,000 × ($12.00 / $40.00) = $300
Example 5:	$16.00 (below the downside threshold level)	$150.00 (below the downside threshold level)	$24.00 (below the downside threshold level)	$1,000 × ($150.00 / $500.00) = $300

In example 1, the final share prices of the LIT Shares, the MDY Shares and the XLU Shares are all at or above their respective downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date. However, investors do not participate in the appreciation of any of the underlying shares.

In examples 2 and 3, the final share price(s) of one or two of the underlying shares are at or above their respective downside threshold level(s) but the final share price(s) of one or both the other underlying shares are below their respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying shares at maturity and receive at

April 2024  Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares.

Similarly, in examples 4 and 5, the final share price of each of the underlying shares is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In example 4, the LIT Shares have declined 70% from the respective initial share price to the respective final share price, while the MDY Shares have declined 60% from the respective initial share price to the respective final share price and the XLU Shares have declined 60% from the respective initial share price to the respective final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the LIT Shares, which are the worst performing underlying shares in this example. In example 5, the LIT Shares have declined 60% from the respective initial share price to the respective final share price and the XLU Shares have declined 60% from the respective initial share price to the respective final share price, while the MDY Shares have declined 70% from the respective initial share price to the respective final share price. Therefore the payment at maturity equals the stated principal amount multiplied by the share performance factor of the MDY Shares, which are the worst performing underlying shares in this example.

If the securities have not been redeemed prior to maturity and the final share price of ANY of the underlying shares is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying shares at maturity, and your payment at maturity will be less than $700 per security and could be zero.

April 2024  Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the securities have not been redeemed prior to maturity and the final share price of any of the underlying shares is less than its downside threshold level of 70% of its initial share price, you will be exposed to the decline in the final share price of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. The securities will pay a contingent monthly coupon only if the determination closing price of each of the underlying shares is at or above 70% of its respective initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If, on the other hand, the determination closing price of any of the underlying shares is lower than the coupon barrier level for such underlying shares on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the determination closing price of each of the underlying shares is greater than or equal to the coupon barrier level for such underlying shares on monthly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any monthly redemption date, beginning July 25, 2024. The term of your investment in the securities may be limited to as short as three months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each of the underlying shares on the observation dates is at or above the coupon barrier level for such underlying shares, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any of the underlying shares is below the respective coupon barrier level and/or when the final share price for any of the underlying shares is expected to be below the respective downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

￭The contingent monthly coupon, if any, is based only on the price of each of the underlying shares on the related monthly observation date. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the determination closing price of each of the underlying shares on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant monthly period. Moreover, because the contingent monthly coupon is based solely on the price of each of the underlying shares on monthly observation dates, if the determination closing price of any of the underlying shares on any observation date is below the coupon barrier level for such underlying shares, you will receive no coupon for the related interest period, even if the level of such underlying shares was at or above its respective coupon barrier level on other days during that interest period and even if the determination closing prices of the other underlying shares are at or above the coupon barrier levels for such underlying shares.

￭Investors will not participate in any appreciation in any of the underlying shares. Investors will not participate in any appreciation in any of the underlying shares from the initial share price for such underlying shares, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the

April 2024  Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

determination closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level until the securities are redeemed or reach maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each of the underlying shares on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each of the underlying shares and of the stocks composing their respective share underlying indices,

owhether the determination closing price of any of the underlying shares has been below its respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares or securities markets generally and which may affect the value of each of the underlying shares, odividend rates on the securities underlying the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying shares and changes in the constituent stocks of the share underlying indices,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any of the underlying shares has closed near or below its coupon barrier level and downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any of the underlying shares based on its historical performance. The price of any of the underlying shares may decrease and close below the coupon barrier level for such underlying shares on each observation date so that you will receive no return on your investment, and one or more of the underlying shares may close below the respective downside threshold level(s) on the final observation date so that you lose more than 30% or all of your initial investment in the securities. There can be no assurance that the determination closing price of each of the underlying shares will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that they will be at or above their respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Global X Lithium & Battery Tech ETF

April 2024  Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Historical Performance,” “SPDR® S&P MidCap 400® ETF Trust Historical Performance” and “Utilities Select Sector SPDR® Fund Historical Performance” below.

￭Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 1.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of one or more of the underlying shares, and, therefore, could increase (i) the coupon barrier level for such underlying shares, which, if the securities have not been redeemed, is the value at or above

April 2024  Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

which such underlying shares must close on the observation dates in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying shares), and (ii) the downside threshold level for such underlying shares, which, if the securities have not been redeemed prior to maturity, is the value at or above which the underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could affect the value of any of the underlying shares on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, coupon barrier level and downside threshold level for each of the underlying shares, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the closing price of any of the underlying shares in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of each of the underlying shares, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three of the

April 2024  Page 16

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlying shares. Poor performance by any of the underlying shares over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent monthly coupons, each of the underlying shares must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any of the underlying shares has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With three underlying shares, it is more likely that any of the underlying shares will close below its coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one of the underlying shares. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the lithium sector. The stocks included in the Solactive Global Lithium Index and that are generally tracked by the LIT Shares are stocks of companies with business operations in the exploration and/or mining of lithium, the production of lithium batteries or a closely related activity (collectively, the “lithium sector”). Because the value of the securities is linked to the performance of the LIT Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the lithium sector.

The lithium sector is exposed to risks related to the chemicals industry, the exploration industry, the industrials sector, the lithium-ion battery industry and the materials sector. The chemicals industry can be significantly affected by intense competition, product obsolescence, raw materials prices and government regulation, and can be subject to risks associated with the production, handling and disposal of hazardous components and litigation arising out of environmental contamination. The exploration and development of mineral deposits involve significant financial risks over a significant period of time. Few properties that are explored are ultimately developed into producing mines. Major expenditures may be required to establish reserves by drilling and to construct mining and processing facilities at a site. In addition, mineral exploration companies typically operate at a loss and are dependent on securing equity and/or debt financing, which might be more difficult to secure for an exploration company than for a more established counterpart. Stock prices for the types of companies included in the industrials sector are affected by supply and demand both for their specific product or service and for industrial sector products in general. Other factors that affect these companies include, but are not limited to, government regulation, world events and economic conditions, technological developments and product liability claims. Companies involved in the manufacturing of lithium-ion batteries are subject to the effects of price fluctuations of traditional and alternative sources of energy, developments in battery and alternative energy technology, the possibility that government subsidies for alternative energy will be eliminated and the possibility that lithium-ion technology is not suitable for widespread adoption. Many materials companies are significantly affected by the level and volatility of commodity prices, exchange rates, import controls, worldwide competition, environmental policies and consumer demand. At times, worldwide production of industrial materials has exceeded demand as a result of over-building or economic downturns, leading to poor investment returns or losses. Other risks may include liabilities for environmental damage and general civil liabilities, depletion of resources and mandated expenditures for safety and pollution control. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the lithium sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The securities are subject to risks associated with investments in securities linked to the value of foreign equity (and especially emerging markets) securities. Some of the equity securities held by the LIT Shares have been issued by foreign companies. Investments in securities linked to the value of such foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, equity securities held by the LIT Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in

April 2024  Page 17

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The securities are subject to currency exchange rate risk. Because the price of the LIT Shares is related to the U.S. dollar value of stocks underlying the Solactive Global Lithium Index, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which the component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region. Further, currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country. The net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the Solactive Global Lithium Index, the price of the underlying shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments between countries; and

othe extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Solactive Global Lithium Index and the United States and other countries important to international trade and finance.

￭There are risks associated with investments in securities, such as the securities, linked to China A-shares. Some of the component securities held by the LIT Shares have been issued by mainland Chinese companies that trade on mainland Chinese exchanges, and the LIT Shares are therefore subject to the risks of investing in mainland China. These risks include, among others, (a) more frequent (and potentially widespread) trading suspensions and government interventions with respect to Chinese issuers, resulting in lack of liquidity and/or price volatility, (b) currency revaluations and other currency exchange rate fluctuations or blockages, (c) the nature and extent of intervention by the Chinese government in the Chinese securities markets (including both direct and indirect market-stabilization efforts, which may affect valuations of Chinese companies), whether or not such intervention will continue and the impact of such intervention or its discontinuation, (d) the risk of nationalization or expropriation of assets, (e) the risk that the Chinese government may decide not to continue to support economic reform programs, (f) limitations on the use of brokers (or action by the Chinese government that discourages brokers from serving international clients), (g) higher rates of inflation, (h) greater political, economic and social uncertainty, (i) higher market volatility caused by any potential regional territorial conflicts or natural disasters, (j) the risk of increased trade tariffs, embargoes and other trade limitations, (k) restrictions on foreign ownership, (l) custody risks associated with investing through programs to access the Chinese securities markets, (m) both interim and permanent market regulations, which may affect the ability of certain stockholders to sell Chinese securities when it would otherwise be advisable, and (n) different and less stringent financial reporting standards.

Some of the component securities held by the LIT Shares are China A-shares. A-shares are equity securities issued by companies incorporated in mainland China and traded in Chinese renminbi on the Shenzhen and Shanghai Stock Exchanges. A-shares are subject to regulation by Chinese authorities, including regulations that limit the amount of shares of equity securities that may be held, or transacted in, by foreign investors. These regulations may adversely affect the price of A-shares. A-shares may be less liquid and subject to greater volatility, including as a result of actions by the Chinese government, than securities trading on international exchanges outside of mainland China.

￭The securities are linked to the SPDR® S&P MidCap 400® ETF Trust and are subject to the risks associated with mid-capitalization companies. The SPDR® S&P MidCap 400® ETF Trust is composed of equity securities issued by companies that are considered mid-capitalization companies. These equity securities often have greater stock price volatility, lower trading volume

April 2024  Page 18

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large capitalization companies. In addition, mid-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the SPDR® S&P MidCap 400® ETF Trust may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the underlying shares, or engaging in transactions therein, and any such action could adversely affect the value of the underlying shares or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to each of the underlying shares (Global X Management Company LLC for the LIT Shares and SSGA Funds Management, Inc for each of the MDY Shares and the XLU Shares) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, an investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the share underlying indices. The publisher of a share underlying index may add, delete or substitute the securities constituting such share underlying index or make other methodological changes that could change the value of such share underlying index, and, consequently, the price of the respective underlying shares and the value of the securities. The publisher of a share underlying index may discontinue or suspend calculation or publication of such share underlying index at any time. In these circumstances,

April 2024  Page 19

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

April 2024  Page 20

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Global X Lithium & Battery Tech ETF Historical Performance

The following graph sets forth the daily closing prices of the LIT Shares for the period from January 1, 2019 through April 22, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the LIT Shares for each quarter in the same period. The closing price of the LIT Shares on April 22, 2024 was $42.33. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The LIT Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the LIT Shares as an indication of their future performance. No assurance can be given as to the closing price of the LIT Shares on any observation date, including the final observation date.

LIT Shares Daily Closing Prices January 1, 2019 to April 22, 2024

*The black solid line in the graph indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial share price.

April 2024  Page 21

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Global X Lithium & Battery Tech ETF (CUSIP 37954Y855)	High ($)	Low ($)	Period End ($)
2019
First Quarter	30.42	26.26	28.30
Second Quarter	29.46	24.60	26.09
Third Quarter	26.80	22.61	24.37
Fourth Quarter	27.66	23.53	27.34
2020
First Quarter	33.61	18.13	21.71
Second Quarter	32.74	20.32	31.65
Third Quarter	40.85	31.86	40.05
Fourth Quarter	62.31	40.07	61.89
2021
First Quarter	74.31	55.15	58.46
Second Quarter	72.46	58.04	72.46
Third Quarter	87.02	72.05	81.96
Fourth Quarter	96.31	78.69	84.44
2022
First Quarter	85.93	66.06	76.98
Second Quarter	80.05	61.71	72.62
Third Quarter	81.79	66.09	66.09
Fourth Quarter	74.68	58.24	58.61
2023
First Quarter	72.34	57.94	63.55
Second Quarter	66.31	58.13	65.02
Third Quarter	68.84	53.74	55.17
Fourth Quarter	54.17	45.87	50.94
2024
First Quarter	50.29	39.45	45.29
Second Quarter (through April 22, 2024)	46.64	42.33	42.33

April 2024  Page 22

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

SPDR® S&P MidCap 400® ETF Trust Historical Performance

The following graph sets forth the daily closing prices of the MDY Shares for the period from January 1, 2019 through April 22, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the MDY Shares for each quarter in the same period. The closing price of the MDY Shares on April 22, 2024 was $523.50. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The MDY Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the MDY Shares as an indication of their future performance. No assurance can be given as to the closing price of the MDY Shares on any observation date, including the final observation date.

MDY Shares Daily Closing Prices January 1, 2019 to April 22, 2024

*The black solid line in the graph indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial share price.

April 2024  Page 23

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

SPDR® S&P MidCap 400® ETF Trust (CUSIP 78467Y107)	High ($)	Low ($)	Period End ($)
2019
First Quarter	352.26	296.63	345.40
Second Quarter	361.02	330.13	354.59
Third Quarter	362.01	334.13	352.47
Fourth Quarter	376.09	338.73	375.38
2020
First Quarter	384.02	220.85	262.88
Second Quarter	355.21	243.09	324.49
Third Quarter	358.67	318.46	338.83
Fourth Quarter	421.75	343.51	419.92
2021
First Quarter	489.29	413.34	476.05
Second Quarter	504.81	475.11	491.01
Third Quarter	506.04	468.36	480.88
Fourth Quarter	531.03	485.70	517.68
2022
First Quarter	521.70	459.24	490.45
Second Quarter	493.76	402.57	413.49
Third Quarter	481.07	401.58	401.66
Fourth Quarter	470.48	409.49	442.79
2023
First Quarter	497.12	433.10	458.41
Second Quarter	478.91	439.95	478.91
Third Quarter	498.33	450.89	456.64
Fourth Quarter	512.60	425.08	507.38
2024
First Quarter	556.40	491.35	556.40
Second Quarter (through April 22, 2024)	552.38	516.55	523.50

April 2024  Page 24

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Utilities Select Sector SPDR® Fund Historical Performance

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2019 through April 22, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XLU Shares for each quarter in the same period. The closing price of the XLU Shares on April 22, 2024 was $66.03. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLU Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the XLU Shares as an indication of their future performance. No assurance can be given as to the closing price of the XLU Shares on any observation date, including the final observation date.

XLU Shares Daily Closing Prices January 1, 2019 to April 22, 2024

*The black solid line in the graph indicates both the coupon barrier level and the downside threshold level, each of which is 70% of the initial share price.

April 2024  Page 25

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter	69.97	64.34	65.44
Third Quarter	68.46	58.83	58.93
Fourth Quarter	65.96	56.19	63.33
2024
First Quarter	65.65	59.95	65.65
Second Quarter (through April 22, 2024)	66.03	62.77	66.03

April 2024  Page 26

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying index:	With respect to the LIT Shares, the Solactive Global Lithium Index With respect to the MDY Shares, the S&P MidCap 400® Index With respect to the XLU Shares, the Utilities Select Sector Index
Share underlying index publisher:	With respect to the LIT Shares, Solactive AG, or any successor thereof. With respect to each of the MDY Shares and the XLU Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of observation dates:

The observation dates are subject to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any of the underlying shares occurs on any scheduled observation date, or if any such observation date is not a trading day, the closing price solely for such underlying shares for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to such affected underlying shares; provided that the determination closing price for any of the underlying shares will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the affected underlying shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date and redemption dates):

If any scheduled coupon payment date is not a business day, that monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any of the underlying shares is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the closing price of each of the underlying shares has been determined. In any of these cases, no adjustment shall be made to any contingent monthly coupon payment, payment at maturity or redemption payment made on that postponed date.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

With respect to the underlying shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

over-the-counter market for equity securities in the United States.
Closing price:

Subject to the provisions set out under “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below, the closing price for one share of an underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if such underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying shares (or any such other security) are listed,

(ii)if such underlying shares (or any such other security) are securities of the Nasdaq, the official closing price of such underlying shares published by the Nasdaq on such day, or

(iii)if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such underlying shares.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to any of the underlying shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Market disruption event:

With respect to each of the underlying shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index for such underlying shares or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

April 2024  Page 28

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index for an underlying shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index for such underlying shares will be based on a comparison of (x) the portion of the level of the share underlying index for such underlying shares attributable to that security relative to (y) the overall level of the share underlying index for such underlying shares, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in an underlying shares or in the futures or options contract related to the share underlying index for an underlying shares or an underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index for an underlying shares or an underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index for an underlying shares or an underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index for an underlying shares or an underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the underlying shares, see “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation:

If trading in an underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust or the Utilities Select Sector SPDR® Fund is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index for such underlying shares following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of the share underlying index for such underlying shares (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares and the relevant share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued share underlying index for such underlying shares (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index for such underlying shares at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the relevant share underlying index publisher discontinues publication of the share underlying index for such underlying shares prior to, and such discontinuance is continuing on, an observation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for such underlying shares for such date. Such closing price will be computed by the

April 2024  Page 29

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

calculation agent in accordance with the formula for and method of calculating such share underlying index for such underlying shares last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index for such underlying shares without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

The adjustment factor with respect to each of the underlying shares shall be adjusted as follows:

If such underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

April 2024  Page 30

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation.” MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date, and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

April 2024  Page 32

Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of one or more of the underlying shares, and, as a result, increase (i) the coupon barrier level for such underlying shares, which, if the securities have not been redeemed, is the level at or above which such underlying shares must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying shares), and (ii) the downside threshold level for such underlying shares, which, if the securities are not redeemed prior to maturity, is the level at or above which such underlying shares must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying shares on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlying shares in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due October 27, 2025
Payments on the Securities Based on the Worst Performing of the Global X Lithium & Battery Tech ETF, the SPDR® S&P MidCap 400® ETF Trust and the Utilities Select Sector SPDR® Fund
Principal at Risk Securities

obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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